UNITED VIRGINIA BANKSHARES INCORPORATED


                           DEFERRED COMPENSATION PLAN

                                       FOR

                              OUTSIDE DIRECTORS OF

                    UNITED VIRGINIA BANKSHARES INCORPORATED

                                       AND

                              UNITED VIRGINIA BANK





                            Effective January 1, 1983

                Amended and Restated through December 13, 1983


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                                TABLE OF CONTENTS

Section                                                       Page

1. Purpose.......................................................1

2. Definitions...................................................1
      (a)   Beneficiary or Beneficiaries.........................1
      (b)   Beneficiary Designation Form.........................2
      (c)   Benefit Adjustment Schedule..........................2
      (d)   Benefit Schedule.....................................2
      (e)   Board................................................3
      (f)   Compensation.........................................3
      (g)   Compensation Committee...............................3
      (h)   Corporation..........................................3
      (i)   Deferral Election Form...............................3
      (j)   Deferral Year........................................3
      (k)   Deferred Benefit.....................................3
      (l)   Deferred Cash Account................................3
      (m)   Deferred Cash Benefit................................4
      (n)   Deferred Income Benefit..............................4
      (o)   Deferred Income Benefit Record.......................4
      (p)   Directors............................................4
      (q)   Distribution Election Form...........................5
      (r)   Election Date........................................5
      (s)   Employee.............................................5
      (t)   Meeting Fees.........................................5
      (u)   Members..............................................5
      (v)   Participant..........................................6
      (w)   Plan.................................................6
      (x)   Retainer Fee.........................................6
      (y)   Terminate, Terminating, or Termination...............6

3. Participation.................................................6

4. Deferral Election.............................................6

5. Effect of No Election.........................................9

6. Deferred Cash Benefits and Distributions......................9

7. Deferred Income Benefits and Distributions...................10

8. Hardship Distributions.......................................13

9. Corporation's Obligation.....................................14

10. Control by Participant......................................15

11. Claims Against Participant's Deferred Benefits..............15

12. Amendment or Termination....................................15

13. Health Examination..........................................17

14. Notices.....................................................17

15. Waiver......................................................17

16. Assignments.................................................17

17. Construction................................................18



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                                     -19-



                           DEFERRED COMPENSATION PLAN
                                       FOR
                              OUTSIDE DIRECTORS OF
                    UNITED VIRGINIA BANKSHARES INCORPORATED
                                       AND
                              UNITED VIRGINIA BANK



1.    Purpose.

            United Virginia Bankshares Incorporated and its subsidiary, United Virginia Bank (collectively, the "Corporation"), intend to adopt a plan under which the Corporation's Directors who are not Employees may defer all of either or both of the components of their Compensation. This Deferred Compensation Plan for Outside Directors of United Virginia Bankshares Incorporated and United Virginia Bank (the "Plan"), adopted effective January 1, 1983, is amended and restated December 13, 1983, subject to the provisions of Section 12. This Plan is intended to constitute a deferred compensation plan for corporate directors' fees in accordance with Revenue Ruling 71-419, 1971-2 C.B. 220.

2.    Definitions.

            The following definitions apply to this Plan and to the Deferral Election Forms.

(a) Beneficiary or Beneficiaries means a person or persons or other entity designated on a Beneficiary Designation Form by a Participant as allowed in Subsection 6((d)) and Subsection 7((f)) of this Plan to receive Deferred Benefit payments. If there is no valid designation by the Participant, or if the designated Beneficiary or Beneficiaries fail to survive the Participant or otherwise fail to take the Benefit, the Participant's Beneficiary is the first of the following who survives the Participant: a Participant's spouse (the person legally married to the Participant when the Participant dies); the Participant's children in equal shares; the Participant's other surviving issue, per stirpes; the Participant's parents; and the Participant's estate.

(b) Beneficiary Designation Form means a form acceptable to the Chairman of the Compensation Committee or his designee used by a Participant according to this Plan to name his Beneficiary or Beneficiaries who will receive all Deferred Benefit payments under this Plan if he dies.

(c)  Benefit  Adjustment  Schedule  means  that  schedule   established  by  the
Compensation Committee for each Deferral Year to determine the annual payment amounts attributable to Deferred Income Benefits. Each Deferral Year's Benefit Adjustment Schedule will be constructed by applying an adjustment factor established by the Committee periodically to the related Benefit Schedule. Thus, payments beginning earlier than age 65 will be reduced on a present value basis for each year that the Participant's age when payments begin is less than age
65. Payments beginning after the Participant is 66 will be increased on an annually compounded basis by a fixed percentage for each year that the Participant's age when payments begin is greater than age 65. The application of any Benefit Adjustment Schedule may be limited as provided in Subsection 7((c)) of this Plan.

(d) Benefit Schedule means the schedule established by the Compensation Committee for a Deferral Year as the annual payment amounts attributable to a Deferred Income Benefit under this Plan. The Benefit Schedule reflects the payments at age 65 per a specified amount (for example, per $1,000) of Compensation deferred as a Deferred Income Benefit according to a Deferral Election Form and according to Section 7 of this Plan. Any new Benefit Schedule established by the Compensation Committee for a Deferral Year applies to all Deferral Election Forms with respect to the applicable Deferral Year.

(e) Board means the board of directors of United Virginia Bankshares and United Virginia Bank according to law and each entity's governing documents.

(f) Compensation means a Member's Meeting Fees and Retainer Fee for the Deferral Year.

(g) Compensation Committee means the Corporation's executive body bearing the title of Compensation Committee, constituted according to the Corporation's governing documents.

(h) Corporation means both United Virginia Bankshares Incorporated and United Virginia Bank, collectively.

(i)  Deferral  Election  Form means a document  governed  by the  provisions  of
Section 4 of this Plan, including the portion that is the Distribution Election Form and the related Beneficiary Designation Form that applies to all of that Participant's Deferred Benefits under the Plan.

(j) Deferral Year means a calendar year for which a Member has an operative Deferral Election Form.

(k) Deferred Benefit means either a Deferred Cash Benefit or a Deferred Income Benefit under the Plan for a Member who has submitted an operative Deferral Election Form pursuant to Section 4 of this Plan.

(l) Deferred Cash Account means that bookkeeping record established for each Participant who elects a Deferred Cash Benefit under this Plan. A Deferred Cash Account is established only for purposes of measuring a Deferred Cash Benefit and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred Cash Benefit. A Deferred Cash Account will be credited with the Participant's Compensation deferred as a Deferred Cash Benefit according to a Deferral Election Form and according to Section 6 of this Plan. A Deferred Cash Account will be credited periodically with amounts based upon interest rates established by the Compensation Committee under Subsection 6((b)) of this Plan.

(m) Deferred Cash Benefit means the Deferred Benefit elected by a Participant under Section 4 that results in payments governed by Section 6.

(n) Deferred Income Benefit means the Deferred Benefit elected by a Participant under Section 4 that results in payments governed by Section 7. The amount and duration of a Participant's payments under each Deferred Income Benefit are determined for each Deferral Year according to the Participant's Deferred Income Benefit Record for that Deferral Year, which is based upon the Benefit Schedule and Benefit Adjustment Schedule for that Deferral Year established under Section 7 of this Plan by the Compensation Committee.

(o) Deferred Income Benefit Record means that bookkeeping record established for each Deferred Income Benefit attributable to a Participant who elects a Deferred Income Benefit under this Plan. A Deferred Income Benefit Record is only for purposes of accounting for a Deferred Income Benefit and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred Income Benefit. A Deferred Income Benefit Record will be credited according to the Participant's Deferral Election Form and according to Subsection 7((d)) of this Plan.

(p) Directors means those duly named members of the Board.

(q) Distribution Election Form means that part of a Deferral Election Form used by a Participant according to this Plan to establish the duration of deferral and the frequency of payments of a Deferred Benefit. If a Deferred Benefit has no Distribution Election Form that is operative according to Section 4, then distribution of that Deferred Benefit is governed by Subsections 6((c)) and ((d)), if it is a Deferred Cash Benefit, or by Subsections 7((e)) and ((f)), if it is a Deferred Income Benefit.

(r) Election Date means the date established by this Plan as the date before which a Member must submit a valid Deferral Election Form to the Compensation Committee. For each Deferral Year, the Election Date is December 31 unless an earlier date is set by the Compensation Committee.

(s) Employee means an individual with whom either United Virginia Bankshares Incorporated or United Virginia Bank has an employer-employee relationship as determined for Federal Insurance Contribution Act purposes and Federal Unemployment Tax Act purposes, including Subsection 3401(c) of the Internal Revenue Code and regulations promulgated under that Subsection.

(t) Meeting Fees means the portion of a Director's Compensation that is based upon his attendance at Board meetings and meetings of the Corporation's committees, according to the Corporation's established rules and procedures for compensating Directors.

(u) Members means Directors who are not simultaneously Employees.

(v) Participant, with respect to any Deferral Year, means a Member whose Deferral Election Form is operative for that Deferral Year according to Section 4 of this Plan.

(w) Plan means this Deferred Compensation Plan for Outside Directors of United Virginia Bankshares Incorporated and United Virginia Bank.

(x) Retainer Fee means that portion of a Director's Compensation that is fixed and paid without regard to his attendance at meetings.

(y) Terminate, Terminating, or Termination, with respect to a Participant, mean cessation of his relationship with the Corporation as a Director whether by death or severance for any other reason.

3.    Participation.

            A Member becomes a Participant for any Deferral Year by filing a valid Deferral Election Form according to Section 4 before the Election Date preceding that Deferral Year, but only if his Deferral Election Form is operative according to Section 4.

4.    Deferral Election.

            A deferral election is valid when a Deferral Election Form is completed, signed by the electing Member, and received by the Compensation Committee Chairman. Deferral elections are governed by the provisions of this section.

(a) A Participant may receive a Deferred Benefit for any Deferral Year only if he is a Member at the beginning of that Deferral Year.

(b) Before each Deferral Year's Election Date, each Member will be provided with Deferral Election Forms and a Beneficiary Designation Form. Under one or both Deferral Election Forms for a single Deferral Year, a Member may elect before the Election Date to defer the receipt of his entire Retainer Fee or all of his Meeting Fees or all of his Compensation for the Deferral Year. Each Distribution Election Form must provide for the deferral of its covered Deferred Benefit at least until after the Member is 65 or until he Terminates, if that is before he is 65. The duration of a deferral may be different for his Deferred Cash Benefit and his Deferred Income Benefit. A Member may not elect a Deferred Income Benefit for the Deferral Year in which he becomes 66 or for Deferral Years after that, but he may always elect a Deferred Cash Benefit.

(c) A Member may complete a Deferral Election Form for either a Deferred Cash Benefit or a Deferred Income Benefit for his Retainer Fee and a different Deferral Election Form for his Meeting Fees, or he may complete a single Deferral Election Form for his entire Compensation. A Member may not divide his Retainer Fee between Deferral Election Forms, and he may not divide his Meeting Fees between Deferral Election Forms.

(d) A Deferral Election Form that covers a Member's Meeting Fees must cover his entire Meeting Fees for the Deferral Year. A Deferral Election Form that covers a Member's Retainer Fee must cover his entire Retainer Fee for the Deferral Year.

(e) At such times and on such terms and conditions as may be established by the Compensation Committee, a Participant may elect to convert all or a portion of his Deferred Cash Benefit made under the Plan to a Deferred Income Benefit. No such election may be made or approved which would affect or otherwise change the frequency or commencement of any such Deferred Cash Benefit.

(f) Each Distribution Election Form is part of the Deferral Election Form on which it appears or to which it states that it is related. The Compensation Committee may allow a Participant to file one Distribution Election Form for all of his Deferred Cash Benefits and one for all of his Deferred Income Benefits. The provisions of Subsection 2((q)) apply to any Deferred Benefit under this Plan if there is no operative Distribution Election Form for that Deferred Benefit.

(g) If it does so before the last business day of the Deferral Year, the Compensation Committee may reject any Deferral Election Form or any Distribution Election Form or both, and it is not required to state a reason for any rejection. However, the Committee's rejection of any Deferral Election Form or any Distribution Election Form must be based upon action taken without regard to any vote of the Member whose Deferral Election Form or Distribution Election Form is under consideration, and the Committee's rejections must be made on a uniform basis with respect to similarly situated Members. Except as provided in
Section 13, if the Compensation Committee rejects a Deferral Election Form, the Member must be paid the amounts he would then have been entitled to receive if he had not submitted the rejected Deferral Election Form.

(h) A Member may not revoke a Deferral Election Form or a Distribution Election Form after the Deferral Year begins. Any revocation before the beginning of the Deferral Year is the same as a failure to submit a Deferral Election Form or a Distribution Election Form (as the case may be). Any writing signed by a Member expressing an intention to revoke his Deferral Election Form or a related Distribution Election Form and delivered to a member of the Compensation Committee before the close of business on the last business day preceding the Deferral Year is a revocation.

5.    Effect of No Election.

            A Member who has not submitted a valid Deferral Election Form to the Compensation Committee before the relevant Election Date may not defer his Compensation for the Deferral Year under this Plan. The Deferred Benefit of a Member who submits a valid Deferral Election Form but fails to submit a valid Distribution Election Form for that Deferred Benefit before the relevant Election Date or who otherwise has no valid Distribution Election Form for that Deferred Benefit is governed by Subsection 2((q)).

6.    Deferred Cash Benefits and Distributions.

(a) Deferred Cash Benefits will be set up in a Deferred Cash Account for each Participant and credited with interest at rates determined by the Compensation Committee. A Deferred Cash Benefit attributable to a Retainer Fee is credited to the Participant's Deferred Cash Account on the February 1 of the Deferral Year. A Deferred Cash Benefit attributable to a Meeting Fee is credited to the Participant's Deferred Cash Account on the first day of the month after a meeting. Interest is credited on the first day of each month based on the Deferred Cash Account balance at the end of the preceding day.

(b) Interest rates established by the Compensation Committee as the basis for additional credits to Deferred Cash Accounts will be announced periodically as specific amounts or as a variable rate linked to a specified standard. Those interest rates will apply prospectively for all current and future Deferred Cash Account balances until changed by another announcement. Interest credits are accrued annually on accumulated Deferred Cash Accounts. Interest is accrued through the end of the month preceding the month of distribution.

(c) A Deferred Cash Benefit will be paid in a lump sum unless the Participant's Deferred Cash Benefit Distribution Election Form specifies installment payments; e.g., equal annual payments plus interest for 5, 10, 15, or 20 years. Any lump-sum payment will be paid or installment payments will begin to be paid on the February 15 of the year after the Participant's sixty-fifth birthday or earlier Termination, unless otherwise specified in a Participant's Deferred Cash Benefit Distribution Election Form. For distributions caused by Termination other than death, or for distributions that would otherwise begin because a Participant reaches age 65, the Deferred Cash Benefit Distribution Election Form may specify that payments are to commence on the February 15 following Termination or the February 15 following some specified age that is not less than the Participant's age two years from the Election Date pertaining to the applicable Deferral Year and not greater than the age at which there are no earnings limitations in order to receive full social security benefits (currently age 70).

(d) Deferred Cash Benefits may not be assigned. A Participant may use only one Beneficiary Designation Form to designate one or more Beneficiaries for all of his Deferred Cash Benefits; such designations are revocable. Each Beneficiary will receive his portion of the Deferred Cash Account on February 15 of the Year following the Participant's death unless the Beneficiary's request for accelerated payment is approved at the Compensation Committee's discretion or unless the Beneficiary's request for a different distribution schedule is received before distributions begin and approved at the Compensation Committee's discretion. The Committee may insist that multiple Beneficiaries agree upon a single distribution method.

7.    Deferred Income Benefits and Distributions.

(a) By electing a Deferred Income Benefit, a Member elects to be paid amounts attributable to that Deferred Income Benefit in installments for a specific number of years based upon his Deferred Income Benefit Record according to this Section determined by that Deferral Year's Benefit Schedule and Benefit Adjustment Schedule. Payments of amounts attributable to each of a Participant's Deferred Income Benefits are determined separately according to the Deferral Year for which the Deferred Income Benefit was elected.

(b) Each Deferral Year's Benefit Schedule and Benefit Adjustment Schedule will be published and made available to Members as soon as practicable after they are adopted by the Compensation Committee. Each Benefit Schedule and Benefit
Adjustment Schedule must be filed with this document when adopted by the Compensation Committee. Proposed Benefit Schedules and Benefit Adjustment Schedules may be changed at the Committee's discretion until adopted by the Committee.

(c) Despite the relevant Benefit Schedule or Benefit Adjustment Schedule, at its discretion, the Compensation Committee may limit payments of amounts attributable to any Deferred Income Benefit so that a Participant who Terminates or who receives an accelerated distribution under the hardship provisions of
Section 8 before he attains age 65 may not receive a rate of return greater than he would have received at age 65 based upon his Deferred Income Benefit Record at the time each distribution is made.

(d) Each of a Participant's Deferred Income Benefits will be set up in a Deferred Income Benefit Record for each Deferral Year. The first Deferred Benefit attributable to a Retainer Fee is credited to the Participant's Deferred Income Benefit Record on February 1 of the Deferral Year. A Participant's
Deferred Benefits attributable to Meeting Fees are accumulated during the Deferral Year and credited to the Participant's Deferred Income Benefit Record on the first February 1 after the Deferral Year. A Participant's credit to his Deferred Income Benefit Record for Meeting Fees will be supplemented with interest credits as if his Meeting Fees had been credited to his Deferred Cash Account during the Deferral Year.

(e) A Deferred Income Benefit will be paid out in equal annual installments based on the Participant's Deferred Income Benefit Record at the time each
distribution  is  made  and  based  on  the  related   Deferred  Income  Benefit
Distribution Election Form. Deferred Income Benefit payments may not begin before the year after the Participant is 55. Except as provided in the preceding sentence, Deferred Income Benefit payments begin on the February 15 of the year after a Participant's Termination (or earlier attainment of age 65), unless otherwise specified in his related Distribution Election Form. For distributions caused by Termination other than death, or for distributions that would otherwise begin because a Participant reaches age 65, the Deferred Income Benefit Distribution Election Form may specify that payments are to begin the February 15 following Termination or the February 15 following some specified age that is not less than 55 and not greater than the age at which there are no earnings limitations in order to receive full social security benefits (currently age 70).

(f) Deferred Income Benefits may not be assigned. A Participant may use only one Beneficiary Designation Form to designate one or more Beneficiaries for all of his Deferred Income Benefits; such designations are revocable. If a Participant dies before receiving all of his Deferred Income Benefit payments under all of his Deferral Election Forms, the Participant's Beneficiaries will receive the remaining payments and other survivors' benefits, as follows:

(1)   If a Participant is not over age 65 and dies before Termination, his
            Beneficiaries will receive payments attributable to his Deferred Income Benefits determined as if he had Terminated at age 65 according to the Benefit Schedules and determined in duration by the related Distribution Election Forms. Such Beneficiaries will also receive on February 15 following the Participant's death, a lump-sum benefit equal in the aggregate to one-half of each of the original credits to his Deferred Income Benefit Record.

(2)   If a Participant over age 65 dies before his Deferred Income Benefit payments begin, his Beneficiaries will receive payments attributable to his Deferred Income Benefits adjusted for commencement beyond age 65 in accordance with the related Benefit Adjustment Schedules. The Deferred Income Benefit payments will be at the times and for as long as specified in the related Distribution Election Forms. Such Beneficiaries will also receive on February 15 of the year following the Participant's death, a lump-sum benefit equal in the aggregate to one-half of each of the original credits to his Deferred Income Benefit Record.

(3)   If a Participant dies after his Deferred Income Benefit payments begin, any remaining payments attributable to his Deferred Income Benefits will be continued to his Beneficiaries. Such Beneficiaries will also receive on February 15 of the year following the Participant's death, a lump-sum benefit equal in the aggregate to one-half of each of the original credits to his Deferred Income Benefit Record.

8.    Hardship Distributions.

(a) At its sole discretion and at the request of a Participant before or after the Participant's Termination, or at the request of any of the Participant's Beneficiaries after the Participant's death, the Compensation Committee may accelerate and pay all or part of any amount attributable to a Participant's Deferred Benefits under this Plan. Accelerated distributions may be allowed only in the event of a financial emergency beyond the Participant's or Beneficiary's control and only if disallowance of a distribution would create a severe hardship for the Participant or Beneficiary. An accelerated distribution must be limited to the amount determined by the Compensation Committee to be necessary to satisfy the financial emergency. An accelerated distribution to a Beneficiary is also limited to the amount of the survivors' benefit payable.

(b) For purposes of an accelerated distribution of a Deferred Income Benefit under this section, the Deferred Income Benefit's value is determined by the relevant Deferred Income Benefit Record at the time of the distribution and by taking into account the Participant's age and the related Benefit Adjustment Schedule.

(c) Distributions under this section must first be made from the Participant's Deferred Cash Account before accelerating the distribution of any amount attributable to a Deferred Income Benefit. If distribution of any amount attributable to a Deferred Income Benefit is accelerated, the most recent Deferred Income Benefit must be exhausted first, followed in succession by exhaustion of each next-most-recent Deferred Income Benefit.

(d) A distribution under this section is in lieu of that portion of the Deferred Benefit that would have been paid otherwise. A Deferred Cash Benefit is adjusted for a distribution under this Section by reducing the Participant's Deferred Cash Account balance by the amount of the distribution. A Deferred Income Benefit is adjusted for a distribution under this Section by reducing the annual payments that would have been paid by the percentage that the distribution bears to the Deferred Income Benefit's maximum value (adjusted for any earlier distribution under this Section) based on the Participant's age at the time of distribution except as modified in paragraph ((a)) for Beneficiary distributions.

9. Corporation's Obligation.

            Except as provided in Subsection 12((b)), the Plan is unfunded. The Plan is funded only according to Subsection 12((b)). Until the Plan is funded, a Deferred Benefit is at all times a mere contractual obligation of the Corporation. Until the Plan is funded, a Participant and his Beneficiaries have no right, title, or interest in the Deferred Benefits or any claim against them. Except as provided in Subsection 12((b)), the Corporation will not segregate any funds or assets for Deferred Benefits nor issue any notes or security for the payment of any Deferred Benefit.

10.   Control by Participant.

            A Participant has no control over Deferred Benefits except according to his Deferral Election Forms, his Distribution Election Forms, and his Beneficiary Designation Form.

11. Claims Against Participant's Deferred Benefits.

            A Deferred Cash Account and Deferred Income Benefit Record relating to a Participant under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so is void. A Deferred Benefit is not subject to attachment or legal process for a Participant's debts or other obligations. Nothing contained in this Plan gives any Participant any interest, lien, or claim against any specific asset of the Corporation. Until the Plan is funded according to Subsection 12((b)), a Participant or his Beneficiary has no rights other than as a general creditor.

12.   Amendment or Termination.

            Except as otherwise provided in this Section, this Plan may be altered, amended, suspended, or terminated at any time by the board of directors of United Virginia Bankshares Incorporated.

(a) This Plan is effective when the Internal Revenue Service rules to the satisfaction of the Corporation's counsel and the Compensation Committee that the Corporation may deduct payments of Deferred Benefits and that a Participant's Deferred Benefit is not taxable to him until it is paid. The Plan may be amended as deemed necessary by the Corporation's counsel and the Compensation Committee in order to obtain favorable rulings from the Internal Revenue Service. The Plan may be operated according to its terms (as amended periodically) and as directed by the Compensation Committee until it is effective. Once the Plan is effective, the board of directors of United Virginia Bankshares Incorporated may alter, amend, suspend, or terminate this Plan at any time. However, except for a termination of the Plan caused by the determination of the board of directors of United Virginia Bankshares Incorporated that the laws upon which the Plan is based have changed in a manner that negates the Plan's objectives, that board may not alter, amend, suspend, or terminate this Plan without the majority consent of all Directors who are Employees if that action would result either in a distribution of all Deferred Benefits in any manner other than as provided in this Plan or that would result in immediate taxation of Deferred Benefits to Participants. Notwithstanding the preceding sentence, if the Board of Directors of United Virginia Bankshares Incorporated requests a ruling from the Internal Revenue Service to the effect that any amendment to the Plan, subsequent to the date the Plan became effective, does not adversely affect Deferred Benefits elected hereunder after the effective date of any such amendment, and the Internal Revenue Service declines to rule favorably on any such amendment or to rule favorably only if the Board of Directors of United Virginia Bankshares Incorporated makes amendments to the Plan not acceptable to such Board, the Board, in its sole discretion, may accelerate the distribution of part or all amounts attributable to affected Deferred Benefits hereunder.

(b) Despite Subsection 12((a)), if there is a change in the voting control of the Corporation that the Board does not recommend to the shareholders, the Corporation must immediately make a lump-sum contribution to a trustee under a trust agreement by transferring assets with a fair-market value equal to (1) the value (determined at the nearest month end) of the Deferred Cash Accounts plus
(2) the value of an amount sufficient to fund at that time payment of amounts attributable to one hundred percent of the Deferred Income Benefits when they are due plus (3) a reasonable allowance for all future administration fees. The trust agreement must contain provisions sufficient (in the opinion of either the Internal Revenue Service or counsel selected by the Corporation) to allow the Participants (or a substantial number of Participants) to continue to defer income taxation on their Deferred Benefits until they are distributed according to this Plan. In that case, the board of directors of United Virginia Bankshares Incorporated may amend the Plan only by such action as may be necessary or desirable to assure those payments to the trust fund. If the Internal Revenue Service refuses to give the required opinion on such a trust, and if counsel selected by the Corporation is of the opinion that no such trust can be created, all Deferred Benefits under this Plan must be paid to Participants in lump-sum distributions within a reasonable time after such change in control. In all events, any such trust must provide Participants who are income-taxed on their entitlements with funds sufficient to pay the income taxes.

13.   Health Examination.

            The Corporation, acting through the Compensation Committee, reserves the right to require a health or physical examination (and establish other reasonable requirements) as a condition to accepting a Deferred Income Benefit Deferral Election Form and to modify or deny a Participant's Deferred Income Benefit and any survivors' benefits based upon the results of the examination or requirements. A Deferred Income Benefit Deferral Election Form modified or rejected after a health or physical examination must be treated according to the Member's special election on that Form.

14.   Notices.

            Notices and elections under this Plan must be in writing. A notice or election is deemed delivered if it is delivered personally or if it is mailed by registered or certified mail to the person at his last known business address.

15.   Waiver.

            The waiver of a breach of any provision in this Plan does not operate as and may not be construed as a waiver of any later breach.

16.   Assignments.

            A Participant's interest in Deferred Benefits under this Plan is not assignable by a Participant or Beneficiary. The Corporation may assign its responsibilities and obligations under this Plan to anyone with or without notice to Participants; provided, however, that the Corporation does not have the right to assign its obligation to pay Deferred Benefits, including its obligation to make a lump-sum contribution or distribution under Subsection
12((b)), without the prior approval of all Participants or Beneficiaries entitled to receive benefit payments under this Plan; any attempted improper assignment is void. If such approval is granted, when a Participant receives notice that the Corporation has properly assigned one or more of its obligations under this Plan regarding that Participant, the Corporation is discharged from that obligation.

17.   Construction.

            This Plan is created, adopted, and maintained according to the laws of Virginia (except its choice-of-law rules) except to the extent that those laws are superseded by the laws of the United States of America. It is governed by those laws in all respects. Headings and captions are only for convenience; they do not have substantive meaning. If a provision of this Plan is not valid or not enforceable, that fact in no way affects the validity or enforceability of any other provision. Use of the one gender includes all, and the singular and plural include each other.

      IN WITNESS WHEREOF, United Virginia Bankshares Incorporated and United Virginia Bank have each caused this amended and restated Plan to be executed as of the 13th day of December, 1983.

      ............                  UNITED VIRGINIA BANKSHARES
      ............                       INCORPORATED


      ............                  By:   _________________________

      ............                  UNITED VIRGINIA BANK


      ............                  By:   __________________________

                     UNITED VIRGINIA BANKSHARES INCORPORATED

                                  AMENDMENT TO
                           DEFERRED COMPENSATION PLAN
                                     FOR
                              OUTSIDE DIRECTORS OF
                     UNITED VIRGINIA BANKSHARES INCORPORATED
                                       AND
                              UNITED VIRGINIA BANK




                            Effective January 1, 1985

                                  AMENDMENT TO
                           DEFERRED COMPENSATION PLAN
                                       FOR
                              OUTSIDE DIRECTORS OF
                     UNITED VIRGINIA BANKSHARES INCORPORATED
                                       AND
                              UNITED VIRGINIA BANK

                            Effective January 1, 1985
--------------------------------------------------------------------------------


        United Virginia Bankshares Incorporated ("Bankshares") and its subsidiary, United Virginia Bank ("Bank") together adopted the Deferred Compensation Plan for Outside Directors of United Virginia Bankshares Incorporated and United Virginia Bank (the "Plan"), effective January 1, 1983. According to Plan section 12, the Plan may be amended by Bankshares' board of directors, and that board has authorized the adoption of this document ("Amendment") effective January 1, 1985. This Amendment incorporates the Plan's definitions by reference.

                               Amendment's Purpose

        This Amendment addresses mid-year changes in Members' Retainer Fees. Before this Amendment, Plan section 4(f) allowed the Compensation Committee to reject any Deferral Election Form or any Distribution Election Form, but it was not clear that either such form could be rejected only in part. Plan section 4(f) is amended to clearly allow the Compensation Committee to partially reject any Deferral Election Form or any Distribution Election Form or both. The revision to Plan section 4(f) should facilitate the administration of the Plan in many situations, including situations presented when a Member's Retainer Fee is changed during a Deferral Year. As amended, Plan section 4(f) allows the Compensation Committee to treat a Member's modified Retainer Fee in any of several ways: the Member's election regarding his Retainer Fee may be honored in full, rejected in full, or rejected in part (for example, the election could be rejected only as to any mid-year Retainer-Fee increase). This Amendment's revision to Plan section 4(f) is intentionally more extensive than would be required just to address mid-year changes in Retainer Fees.

        Plan section 7(d) is modified to cover the situation that occurs if a Member has elected a Deferred Income Benefit in lieu of his Retainer Fee for a Deferral Year, if that Retainer Fee is increased during that Deferral Year, and if the Compensation Committee does not reject the Member's election as to that increase. If that situation occurs, the Compensation Committee may elect to treat the increase in the Member's Retainer Fee as a Meeting Fee would be treated if the Member had elected a Deferred Income Benefit in lieu of his Meeting Fees (that is, the increase may be held as if it were a Deferred Cash Benefit, credited with appropriate interest through the end of the Deferral Year, and then--as increased by the interest--translated into a Deferred Income Benefit for the Member, computing the Member's age as of the end of the Deferral Year in which the translation occurs).

                               Amended Provisions

1.      Plan section 4(f) is amended to read:

               (f) If it does so before the last business day of the Deferral Year, the Compensation Committee may wholly or partially reject any Deferral Election Form or any Distribution Election Form or both, and it is not required to state a reason for any rejection. However, the Committee's whole or partial rejection of any Deferral Election Form or any Distribution Election Form must be based upon action taken without regard to any vote of the Member whose Deferral Election Form or Distribution Election Form is under consideration, and the Committee's rejections must be made on a uniform basis with respect to similarly situated Members. Except as provided in Section 13, if the Compensation Committee wholly or partially rejects a Deferral Election Form, the Member must be paid the amounts he would then have been entitled to receive if he had not been entitled to submit the Deferral Election Form as to the whole or part rejected.

2. Plan section 7(d) is amended to read:

               (d) Each of a Participant's Deferred Income Benefits will be set up in a Deferred Income Benefit Record for each Deferral Year. Except as provided in the next sentence, the first Deferred Benefit attributable to a Retainer Fee is credited to the Participant's Deferred Income Benefit Record on February 1 of the Deferral Year. If a Member has elected a Deferred Income Benefit for his Retainer Fee for a Deferral Year, and if that Member's Retainer Fee is increased after the beginning of that Deferral Year, for as long as it deems it administratively useful, the Compensation Committee may elect to treat the portion of that increase that is not rejected according to Subsection 4(f) as if it were a Meeting Fee according to the next sentence (that is, the Deferred Benefit attributable to the increase may be accumulated for as long as the Compensation Committee deems it administratively useful and then credited to the Participant's Deferred Income Benefit). A Participant's Deferred Benefits attributable to Meeting Fees are accumulated during the Deferral Year and credited to the Participant's Deferred Income Benefit Record on the first February 1 after the Deferral Year.

               IN WITNESS WHEREOF, United Virginia Bankshares Incorporated and United Virginia Bank have each caused this Amendment to be executed as of the _____ day of ______________, 1985.

                                            UNITED VIRGINIA BANKSHARES
                                               INCORPORATED


                                            By:    _____________________________

                                            UNITED VIRGINIA BANK


                                            By:    _____________________________

                                  AMENDMENTS TO
                        THE CRESTAR FINANCIAL CORPORATION
                DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS
                        OF CRESTAR FINANCIAL CORPORATION
                                AND CRESTAR BANK
--------------------------------------------------------------------------------



        FIRST: Effective April 24, 1991, Plan subsection 12(b) is revised to read as follows:

        Despite subsection 12(a), upon a Control Change or upon unexpected taxation as described in section 5.01(d) of the Crestar Financial Corporation Outside Directors Trust Agreement, the Corporation must immediately cause a lump-sum distribution to or on behalf of each Participant from the Crestar Financial Corporation Outside Directors Trust, paying all Deferred Benefits under this Plan, according to the Crestar Financial Corporation Outside Directors Trust Agreement. In addition, each Deferred Benefit must be enhanced according to subsection 12(e) to compensate Participants for the economic loss caused by having to pay taxes earlier than expected. For these purposes, an enrolled actuary must calculate the present value, including the enhancement, of each Participant's Deferred Benefits.

        SECOND: Effective April 24, 1991, Plan subsection 12(c) is revised to read as follows:

(c) Control Change. For purposes of this Plan, a Control Change occurs if any of the circumstances described in this subsection's paragraphs occurs.

(1) Any Person, together with all Affiliates and Associates of that Person ("Person," "Affiliate," and "Associate" as defined in or under the Securities Exchange Act of 1934), becomes directly or indirectly the Beneficial Owner (as defined under section 13(d) of the Securities Exchange Act of 1934) of Securities representing at least thirty percent of Crestar Financial Corporation's then outstanding Securities entitled to vote generally in the election of the Crestar Financial Corporation board of directors.

(2) During any period of two consecutive calendar years, the Continuing Directors cease for any reason to constitute a majority of Crestar Financial Corporation's board of directors. For purposes of this paragraph, Continuing Director means any member of the Crestar Financial Corporation board of directors if

(A) the individual was a member of Crestar Financial Corporation's board of directors before an event defined as a Control Change in this subsection's other two paragraphs, OR

(B) the individual was nominated for election or elected by a two-thirds majority vote of the members of Crestar Financial Corporation's board of directors who satisfy the requirements of paragraph
                             (A).

                      A Crestar Financial Corporation board member may not satisfy the requirements of this paragraph if that member was nominated for election or elected by board members who are elected by or recommended for election by a Person (as defined in the Securities Exchange Act of 1934) described in paragraph (1) or the surviving or purchasing corporation described in paragraph (3).

(3) Crestar Financial Corporation enters into a definitive agreement to merge or consolidate Crestar Financial Corporation with or into another corporation or to sell or otherwise dispose of 50% or more of Crestar Financial Corporation's assets; AND

(A) that agreement does not include provisions requiring that the surviving or acquiring entity must maintain the Plan's terms on the date that the agreement is entered into; OR

(B) that agreement does not include provisions requiring that the surviving or acquiring entity must establish or maintain a plan that covers all Participants in the Plan on the date that the agreement is entered into and that provide benefits that are at least equal to the Plan's benefits according to the Plan's terms on the date that the agreement is entered into, as determined by an independent expert applying a standard derived from section 208 of ERISA; OR

(C) that agreement satisfied paragraph (A) or (B), but does not also provide that those provisions survive the consummation of the merger or consolidation or sale of assets so that any Participant in the Plan may enforce those provisions against the surviving or acquiring entity; OR

(D) that agreement satisfies the requirements of paragraph (A), (B), or (C), but, in fact, the surviving or acquiring entity does not establish or maintain a plan that covers all Participants in the Plan on the date that the agreement is entered into and that provides benefits that are at least equal to the Plan's benefits according to the Plan's terms on the date that the agreement is entered into, as determined by an independent expert applying a standard derived from section 208 of ERISA.

        THIRD: Effective April 24, 1991, the Plan is amended by adding this funding policy as Plan subsection 12(d):

(d) Funding Policy. The Crestar Financial Corporation Outside Directors Trust must be funded according to this subsection's two paragraphs.

(1) Required Contributions Upon a Control Change. Upon a Control Change, the Corporation must contribute to the Crestar Financial Corporation Outside Directors Trust amounts necessary, based on the calculation required according to subsection 12(e), to fund all unfunded Deferred Benefits, including the tax equalization enhancements required according to subsection 12(e). Those required contributions may be in the form of cash or other property.

(2) Discretionary Contributions Before a Control Change. It is the Corporation's intent that its discretionary contributions to the Crestar Financial Corporation Outside Directors Trust be made in accordance with this funding policy, which is intended to establish guidelines for those discretionary contributions. The Compensation Committee will review discretionary contributions on an annual basis.

(A) Discretionary contributions to the Crestar Financial Corporation Outside Directors Trust may be in the form of cash or other property.

(B) As to the benefits for the Plan Year 1989 and each later year, the increase in accrued benefits for any year may be funded, but never at a rate that exceeds that year's benefit expenses.

 (C) As to the benefits for the Plan Year 1988 and each earlier year, accrued benefit amounts reflected on the Corporation's balance sheet as liabilities will be eliminated through payment of benefits when due, together with funding, during the remaining "working" lives of the Participants plus a reasonable period for the payout of benefits under the Plan. Benefits will not be funded through the Crestar Financial Corporation Outside Directors Trust, to the extent that there is an equivalent value represented by corporate assets in the form of insurance policies owned by the Corporation. However, the Corporation may transfer those insurance policies as contributions to the Crestar Financial Corporation Outside Directors Trust when it is prudent to do so. The remaining value (the Corporation's balance sheet liability, net of the asset value of insurance policies), if any, should be funded based on the two principles set out in this subparagraph's two clauses.

(i) Typically, any funding would not exceed benefits expensed (whether annual increases or previously expensed).

(ii) The Compensation Committee may, at its discretion, accelerate funding whenever the Committee determines that it is necessary to protect benefits.

 (D) The value and the form of any contribution should take into account the Corporation's profits and cash flow, the contributions' impact upon the Corporation's earnings per share, the value of the Crestar Financial Corporation Outside Directors Trust assets before the contribution in relation to liabilities to beneficiaries of the Crestar Financial Corporation Outside Directors Trust, the opinions rendered by the Corporation's counsel about the consequences of the Crestar Financial Corporation Outside Directors Trust, under applicable laws and regulations, any opinions, of the Corporation's counsel about the contribution and applicable laws and regulations, and the Corporation's goal to protect the Crestar Financial Corporation Outside Directors Trust assets for the exclusive purpose of paying benefits to the beneficiaries of the Crestar Financial Corporation Outside Directors Trust.

     FOURTH: Effective April 24, 1991, the Plan is amended by adding this present value and tax equalization enhancement requirement as Plan subsection 12(e):

 (e) Payment calculation and enhancement. Payments described in this Plan subsection are required whenever a Participant or a Participant's Beneficiary receives a distribution of Deferred Benefits that has been made earlier than expected because of a Control Change or because of unexpected taxation as described in section 5.01(d) of the Crestar Financial Corporation Outside Directors Trust Agreement.

(1) Intent. Payments to or on behalf of a Participant according to this Plan subsection include an enhancement of that Participant's Deferred Benefits intended to allow the Participant to be in essentially the same after-tax (and after penalties) economic position as would have prevailed if the benefit distributions had occurred at the time and in the amounts otherwise expected. For purposes of this Plan section, the after-tax income just mentioned refers to income after any and all taxation (income taxes, excise taxes, and other taxes) by any taxing authority (federal, state, local, or otherwise), whether attributable to all or part of the Participant's entitlement under this Plan.

(2) Formula for calculations. To determine the amount of any payment due according to this Plan section, the Compensation Committee or its designee may periodically identify--and record the results of those determinations as a new or revised exhibit 12(e) to this Plan--the formula deemed necessary by the Compensation Committee or its designee to quantify the payment entitlement described in the preceding paragraph, including factors such as the time at which benefits would have been paid under this Plan, investment earnings that would have accrued on funds that would have accumulated, until that benefit-payment time, and any other factor deemed important by the Compensation Committee or its designee. As provided in subsection 12(b), the Compensation committee or its designee must name an enrolled actuary (i.e., an actuary whose certification of benefit liabilities, funding, and the like would be acceptable to the Internal Revenue Service for a plan subject to Code section 412) to make independent determinations required by this Plan section. That actuary may do as much or as little investigation as the actuary deems necessary to reach its conclusions. The actuary's reasonable fees and expenses are a Plan expense and must be paid or reimbursed according to this Plan's terms. The actuary's determinations and conclusions are final unless changed by the Compensation Committee. Until the Compensation Committee causes an exhibit 12(e) to be added to this Plan, the present value of each Participant's Deferred Benefit must be calculated and adjusted, according to this paragraph's definitions, to recognize the taxation of investment return over what would have been the deferral period.

                                                         Definitions

                      Marginal Tax Rate (MTR) means the federal tax rate on the highest level of taxable earnings in the year of distribution.

                      State Marginal Tax Rate (SMTR) means the state tax rate on the highest level of taxable earnings in the year of distribution.

                      Discount Rate (DR) means the PBGC Immediate Annuity Rate plus 1% for the month preceding the month of distribution.

                      Discount Rate for Premature Distribution means the Discount Rate multiplied by the product of one minus the State Marginal Tax Rate reduced by one minus the State Marginal Tax Rate times the Marginal Tax Rate. (i.e., DR*[1-SMTR-(1-SMTR)*MTR].

                      Present Value (PV) means the discounted value at the date of distribution of Deferred Benefits using the Discount Rate for Premature Distribution.

(3) Determination of payment amounts. The Compensation Committee or its designee must name a certified public accountant to calculate the amount of a Participant's Deferred Benefit entitlement according to this Plan subsection. The accountant's calculations must be based on the formula determined according to the preceding paragraph. The calculations and results must be communicated in writing to the Participant (or the Participant's representative) whose benefit is in question for the determination. If the Participant (or the representative, on behalf of the Participant) communicates to the Compensation Committee or its designee a written challenge to the accuracy of the calculations, the Compensation Committee or its designee may accede to the challenge or name a second certified public accountant to review the calculation and challenge; the determination of the second accountant is final. The reasonable fees and expenses of any certified public accountants named by the Compensation Committee or its designee according to this subsection are a Plan expense and must be paid or reimbursed according to this Plan's terms.

                                                                     Exhibit III


Human Resources and Compensation Committee
-------------------------------------------------------------------------------




o Follow-up approval to resolution previously approved allowing directors to transfer all DCA to DIBA under the Crestar Financial Corporation Deferred Compensation Plan for Outside Directors.




Resolved,  that  pursuant to Section 4(e) of the Crestar  Financial  Corporation
Deferred Compensation Plan for Outside Directors of Crestar Financial Corporation and Crestar Bank, the Human Resources and Compensation Committee, having previously approved a one-time transfer election for all eligible directors to convert all Deferred Cash Benefit balances to a Deferred Income Benefit, hereby approves the conversion of all Deferred Cash balances as of December 31, 1993 to 1993 Award Year Deferred Income Benefits as elected by Messrs. Gene A. James, Charles R. Longsworth, and Frank E. McCarthy. These conversions will not affect or otherwise change the frequency or commencement of benefit payments as elected pursuant to such original Deferred Cash Benefit election.



------------------------------------           ----------------------
Charles R. Longsworth, Chairman                Date



------------------------------------           ----------------------
Gene A. James                                  Date



------------------------------------           ----------------------
H. Gordon Leggett, Jr.                         Date



------------------------------------           ----------------------
G. Gilmer Minor III                            Date



------------------------------------           ----------------------
Karen Hastie Williams                          Date

[GRAPHIC OMITTED]

                                                            919 East Main Street
                                                              Richmond, VA 23219



                                   CERTIFICATE

      The undersigned, Linda F. Rigsby, hereby certifies that she is the Corporate Secretary of Crestar Financial Corporation (the Corporation) and Crestar Bank (the Bank), both Virginia corporations, and as such is duly authorized to execute this Certificate on behalf of the Corporation and the Bank.

      The undersigned further certifies that the resolutions attached to this Certificate as Exhibit I are true and correct copies of the resolutions approved by the Board of Directors of the Corporation and the Board of Directors of the Bank on October 23, 1998, with respect to the Deferred Compensation Plan for Outside Directors of Crestar Financial Corporation and Crestar Bank and its concomitant Trust, and that such resolutions remain in full force effect as of the date of this Certificate.

      WITNESS the signature of the undersigned and the seals of the Corporation and the Bank affixed this ___ day of November, 1998, in Richmond, Virginia.



                                    Linda F. Rigsby
                                    Corporate Secretary

                                                                       EXHIBIT I

                          CRESTAR FINANCIAL CORPORATION
                                  CRESTAR BANK

                           BOARD OF DIRECTORS MEETING
                                October 23, 1998


RESOLUTIONS AMENDING THE DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS OF CRESTAR FINANCIAL CORPORATION AND CRESTAR BANK.

     RESOLVED, that Section 2(y) of the Deferred
     Compensation Plan for Outside Directors of Crestar
     Financial Corporation and Crestar Bank is hereby amended to read as follows:

          Terminate, Terminating, or Termination, with respect to a Participant, means cessation of his or her relationship with Crestar Financial Corporation as a member of the Board and cessation of his or her relationship with Crestar Bank as a member of the Board.

     RESOLVED, that Subsection 12(b) of the Deferred Compensation Plan is amended by deleting the words "upon a Control Change or" from the first sentence thereof.

     RESOLVED, that Subsection 12(d) of the Deferred Compensation Plan is amended to read as follows:

          Funding Policy. The funding policy of the Plan is set forth in the Crestar Financial
          Corporation Outside Directors Trust.

     RESOLVED, that First Union (formerly, Corestates) be discharged as trustee of the Crestar Financial
     Corporation Outside Directors Trust and U.S. Trust
     Company, N.A. be appointed successor trustee; and

     RESOLVED FINALLY, that the appropriate officers of the Company are hereby authorized and directed to take such actions and to execute such documents as may be necessary or desirable to implement the foregoing resolutions, all without the necessity of further action by this Board of Directors.